As filed with the Securities and Exchange Commission on March 28, 2025

Registration No. 333-203399

Registration No. 333-255305

Registration No. 333-264124

Registration No. 333-270912

Registration No. 333-210773

Registration No. 333-208313

Registration No. 333-233848

Registration No. 333-224106

Registration No. 333-214658

Registration No. 333-224107

Registration No. 333-274366

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to:

Form S-8 Registration Statement No. 333-203399

Form S-8 Registration Statement No. 333-255305

Form S-8 Registration Statement No. 333-264124

Form S-8 Registration Statement No. 333-270912

Form S-8 Registration Statement No. 333-210773

Form S-8 Registration Statement No. 333-208313

Form S-8 Registration Statement No. 333-233848

Form S-8 Registration Statement No. 333-224106

Form S-8 Registration Statement No. 333-214658

Form S-8 Registration Statement No. 333-224107

Form S-8 Registration Statement No. 333-274366

UNDER

THE SECURITIES ACT OF 1933

Vislink Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-5856795
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

350 Clark Drive, Suite 125

Mt. Olive, NJ 07828

(Address, including zip code, of registrant’s principal executive offices)

2013 Long-Term Stock Incentive Plan

2015 Incentive Compensation Plan

2016 Incentive Compensation Plan

2017 Incentive Compensation Plan

2023 Omnibus Equity Incentive Plan

(Full title of the plan)

Carleton M. Miller

Chief Executive Officer

Vislink Technologies, Inc.

350 Clark Drive, Suite 125

Mt. Olive, NJ 07828

(908) 852-3700

(Name and address, and telephone number, including area code, of agent for service)

Copies to:

Ira L. Kotel, Esq.

Dentons US LLP

1221 Avenue of the Americas

New York, New York 10020

(212) 768-6700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

DEREGISTRATION OF SECURITIES

Vislink Technologies, Inc., a Delaware corporation (the “Company”), is filing these post-effective amendments (the “Post-Effective Amendments”) to the following Registration Statements on Form S-8 (each, a “Registration Statement” and collectively, the “Registration Statements”), which have been previously filed with the Securities and Exchange Commission (the “SEC”), to deregister the offer of any and all of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), registered but unsold or otherwise unissued and the outstanding awards under the Registration Statement as of the date hereof (note that the number of shares of Common Stock listed below do not take into account corporate actions, such as stock splits, taken in the interim):

●	Registration Statement on Form S-8 (File No. 333-203399), filed on April 15, 2015, registering 3,500,000 shares of Common Stock issuable under the Company’s 2013 Long Term Incentive Plan;

●	Registration Statement on Form S-8 (File No. 333-255305), filed on April 16, 2021, registering 3,208,269 shares of Common Stock issuable under the Company’s 2013 Long Term Incentive Plan;

●	Registration Statement on Form S-8 (File No. 333-264124), filed on April 5, 2022, registering 3,665,445 shares of Common Stock issuable under the Company’s 2013 Long Term Incentive Plan;

●	Registration Statement on Form S-8 (File No. 333-270912), filed on March 28, 2023, registering 239,134 shares of Common Stock issuable under the Company’s 2013 Long Term Incentive Plan

●	Registration Statement on Form S-8 (File No. 333-210773), filed on April 15, 2016, registering 20,000,000 shares of Common Stock issuable under the Company’s 2015 Incentive Compensation Plan;

●	Registration Statement on Form S-8 (File No. 333-208313), filed on December 2, 2015, registering 2,000,000 shares of Common Stock issuable under the Company’s 2015 Incentive Compensation Plan;

●	Registration Statement on Form S-8 (File No. 333-233848), filed on September 19, 2019, registering 2,000,000 shares of Common Stock issuable under the Company’s 2016 Incentive Compensation Plan;

●	Registration Statement on Form S-8 (File No. 333-224106), filed on April 3, 2018, registering 550,000 shares of Common Stock issuable under the Company’s 2016 Incentive Compensation Plan

●	Registration Statement on Form S-8 (File No. 333-214658), filed on November 16, 2016, registering 5,000,000 shares of Common Stock issuable under the Company’s 2016 Incentive Compensation Plan;

●	Registration Statement on Form S-8 (File No. 333-224107), filed on April 3, 2018, registering 650,000 shares of Common Stock issuable under the Company’s 2017 Incentive Compensation Plan;

●	Registration Statement on Form S-8 (File No. 333-274366), filed on September 6, 2023, registering 166,415 shares of Common Stock issuable under the Company’s 2023 Omnibus Equity Incentive Plan.

The Company has terminated any and all offerings of its securities pursuant to the Registration Statements. In accordance with the undertaking contained in each Registration Statement pursuant to Item 512(a)(3) of Regulation S-K, the Company is removing from registration by means of this Post-Effective Amendment all securities registered under the Registration Statements which remain unsold as of the date of these Post-Effective Amendments, and is terminating the effectiveness of the Registration Statements. Each Registration Statement is hereby amended, as appropriate, to reflect the deregistration of all such securities.

The Company, by filing these Post-Effective Amendments, hereby terminates the effectiveness of the Registration Statements and removes from registration any and all Common Stock and other securities registered but unsold or otherwise unissued under the Registration Statements as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Act”) the registrant has duly caused this post-effective amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mt. Olive, State of New Jersey, on this 28th day of March 2025. No other person is required to sign these Post-Effective Amendments to the Registration Statements in reliance upon Rule 478 under the Act.

VISLINK TECHNOLOGIES, INC.
(Registrant)

By:	/s/ Michael C. Bond
Name: Michael C. Bond
Title: Chief Financial Officer (Principal Financial and Accounting Officer